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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of D&E Communications, Inc. of our reports dated March 15, 2002 relating to the consolidated financial statements of D&E Communications, Inc. and the financial statements of D&E/Omnipoint Wireless Joint Venture, L.P., which appear in D&E Communications, Inc.'s Annual Report on Amendment No. 1 to Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 23, 2002